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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-56982 of AmSurg Corp. on Form S-3 of our report dated October 25, 2000 (relating to the financial statements of PRG Surgery Centers), appearing in the Current Report on Form 8-K/A of AmSurg Corp. dated November 1, 2000.


DELOITTE & TOUCHE LLP


Nashville, Tennessee
April 4, 2001